Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to shares of Common Stock of Heritage Oaks Bancorp and that this Joint Filing Agreement shall be included as an Exhibit to such filing.

The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of January 20, 2015.

CASTLE CREEK CAPITAL PARTNERS IV, LP

By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III
Title:	President

CASTLE CREEK CAPITAL IV LLC

By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III
Title:	President

JOHN M. EGGEMEYER III

By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III

SIGNATURE PAGE TO JOINT FILING AGREEMENT (HERITAGE OAKS BANCORP)